As Filed with the Securities and Exchange Commission on February 11, 2004

Registration No. 333-112056

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MTC Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0593816
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4032 Linden Avenue

Dayton, Ohio 45432

Telephone: (937) 252-9199

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael I. Gearhardt

Chief Financial Officer, Senior Vice President and Treasurer

MTC Technologies, Inc.

4032 Linden Avenue

Dayton, Ohio 45432

Telephone: (937) 252-9199

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher M. Kelly, Esq. Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114	Craig E. Chason, Esq. John M. McDonald, Esq. Shaw Pittman LLP 2300 N Street, NW Washington, D.C. 20037

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No.1 to the Registration Statement is being filed solely for the purpose of adding certain exhibits not previously filed with the Registration Statement.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.

2.1	Stock Purchase Agreement, dated October 17, 2002, by and among Modern Technologies Corp., MTC Technologies, Inc. and the Shareholders of AMCOMP Corporation (incorporated by reference to Exhibit 2.1 of MTC Technologies, Inc.’s Current Report on Form 8-K (Commission No. 000-49890), filed on October 18, 2002).

2.2	Stock Purchase Agreement, dated October 24, 2003, by and among MTC Technologies, Inc., and the Shareholders of Vitronics Inc. (incorporated by reference to Exhibit 2.1 of MTC Technologies, Inc.’s Current Report on Form 8-K (Commission No. 000-49890), filed on October 29, 2003).

2.3	Stock Purchase Agreement, dated October 1, 2003, by and among MTC Technologies, Inc., Modern Technologies Corp. and Vishal Soin, Amol Soin and Indu Soin (incorporated by reference to Exhibit 2.1 of MTC Technologies, Inc.’s Current Report on Form 8-K (Commission No. 000-49890), filed on October 1, 2003).

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to MTC Technologies, Inc.’s Registration Statement on Form S-1 (Commission No. 333-87590), filed on June 12, 2002).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to MTC Technologies, Inc.’s Registration Statement on Form S-1 (Commission No. 333-87590), filed on June 12, 2002).

4.3	Specimen certificate for shares of common stock (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to MTC Technologies, Inc.’s Registration Statement on Form S-1 (Commission No. 333-87590), filed on June 24, 2002).

4.4	Registration Rights Agreement, dated as of June 11, 2002, by and between MTC Technologies, Inc. and Rajesh K. Soin (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to MTC Technologies, Inc.’s Registration Statement on Form S-1 (Commission No. 333-87590), filed on June 12, 2002).

4.5*	Registration Rights Agreement, dated as of October 1, 2003, by and among MTC Technologies, Inc. and Vishal Soin, Amol Soin and Indu Soin.

5.1	Opinion of Jones Day.

15.1*	Letter regarding unaudited interim financial information.

23.1*	Independent Auditor’s Consent of Deloitte & Touche LLP.

23.2	Independent Accountants’ Consent of Swindon, Springer & Company, Inc.

23.3	Consent of Jones Day (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on February 11, 2004.

MTC TECHNOLOGIES, INC.

Date: February 11, 2004	By:	/S/ ROBERT S. ZANGRI
	Name:	Robert S. Zangri
	Title:	Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
* Rajesh K. Soin	Chairman of the Board and Director	February 11, 2004
* David S. Gutridge	Chief Executive Officer, Secretary and Director (Principal Executive Officer)	February 11, 2004
* Michael I. Gearhardt	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer)	February 11, 2004
/s/ ROBERT S. ZANGRI Robert S. Zangri	Vice President and Controller (Principal Accounting Officer and Controller)	February 11, 2004
* Don R. Graber	Director	February 11, 2004
* Lawrence A. Skantze	Director	February 11, 2004
* Kenneth A. Minihan	Director	February 11, 2004
* William E. MacDonald, III	Director	February 11, 2004
* Lester L. Lyles	Director	February 11, 2004

*	This Amendment No. 1 to the Registration Statement has been signed on behalf of the above officers and directors by Robert S. Zangri, as attorney-in-fact pursuant to a power of attorney which has been previously filed.

Dated: February 11, 2004
	By:	/S/ ROBERT S. ZANGRI
Robert S. Zangri
Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.

2.1	Stock Purchase Agreement, dated October 17, 2002, by and among Modern Technologies Corp., MTC Technologies, Inc. and the Shareholders of AMCOMP Corporation (incorporated by reference to Exhibit 2.1 of MTC Technologies, Inc.’s Current Report on Form 8-K (Commission No. 000-49890), filed on October 18, 2002).

2.2	Stock Purchase Agreement, dated October 24, 2003, by and among MTC Technologies, Inc., and the Shareholders of Vitronics Inc. (incorporated by reference to Exhibit 2.1 of MTC Technologies, Inc.’s Current Report on Form 8-K (Commission No. 000-49890), filed on October 29, 2003).

2.3	Stock Purchase Agreement, dated October 1, 2003, by and among MTC Technologies, Inc., Modern Technologies Corp. and Vishal Soin, Amol Soin and Indu Soin (incorporated by reference to Exhibit 2.1 of MTC Technologies, Inc.’s Current Report on Form 8-K (Commission No. 000-49890), filed on October 1, 2003).

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to MTC Technologies, Inc.’s Registration Statement on Form S-1 (Commission No. 333-87590), filed on June 12, 2002).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to MTC Technologies, Inc.’s Registration Statement on Form S-1 (Commission No. 333-87590), filed on June 12, 2002).

4.3	Specimen certificate for shares of common stock (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to MTC Technologies, Inc.’s Registration Statement on Form S-1 (Commission No. 333-87590), filed on June 24, 2002).

4.4	Registration Rights Agreement, dated as of June 11, 2002, by and between MTC Technologies, Inc. and Rajesh K. Soin (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to MTC Technologies, Inc.’s Registration Statement on Form S-1 (Commission No. 333-87590), filed on June 12, 2002) .

4.5*	Registration Rights Agreements, dated as of October 1, 2003, by and among MTC Technologies, Inc. and Vishal Soin, Amol Soin and Indu Soin.

5.1	Opinion of Jones Day.

15.1*	Letter regarding unaudited interim financial information.

23.1*	Independent Auditor’s Consent of Deloitte & Touche LLP.

23.2	Independent Accountants’ Consent of Swindon, Springer & Company, Inc.

23.3	Consent of Jones Day (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed.